                                                                    EXHIBIT 99.3

                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
                   BOOK-ENTRY TRANSFER FACILITY PARTICIPANT
                             FROM BENEFICIAL OWNER
                                      OF
                                CLIMACHEM, INC.
                         10 3/4% SENIOR NOTES DUE 2007

To:  Registered Holder and/or Participant of the Book-Entry Transfer Facility:

       The undersigned hereby acknowledges receipt of the Prospectus, dated ________,1998 (the "Prospectus"), of ClimaChem, Inc. (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

       This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 10 3/4% Senior Notes due 2007 (the "Old Notes") held by you for the account of the undersigned.

       The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT): $____________ of the 10 3/4% Senior Notes due 2007.

       With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[_] TO TENDER the following Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF NOTES TO BE TENDERED, IF ANY):
       $_____________________

[_] NOT TO TENDER any Notes held by you for the account of the undersigned.

       If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) ___________, (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospects delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

PLEASE NOTE: THE COMPANY HAS AGREED THAT, FOR A PERIOD OF 180 DAYS AFTER THE EXPIRATION DATE, IT WILL MAKE COPIES OF THE PROSPECTUS AVAILABLE TO ANY PARTICIPATING BROKER-DEALER FOR USE IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

[_] Check this box if the Beneficial Owner of the Notes is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO DAVID M. SHEAR, GENERAL COUNSEL OF THE COMPANY, VIA
       FACSIMILE: (405) 236-1209.

________________________________________________________________________________

                                   SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name (PLEASE PRINT):____________________________________________________________

Address:________________________________________________________________________

        ________________________________________________________________________

        ________________________________________________________________________

Telephone number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________

________________________________________________________________________________

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

     -    A corporation.
     -    A financial institution.
     - An organization exempt from tax under section 501 (a), or an individual retirement plan.
     -    The United States or any agency or instrumentality thereof.
     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     - An international organization or any agency, or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     -    A real estate investment trust.
     -    A common trust fund operated by a bank under section 584(a).
     - An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
     - An entity registered at all times under the Investment Company Act of 1940.
     -    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

     -    Payments to nonresident aliens subject to withholding under section
          1441.
     - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     -    Payments made by certain foreign organizations.
     -    Payments made to a nominee.
     - Payments of interest not generally subject to backup withholding include the following:
     -    Payments of interest and obligations issued by individuals.

Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payor.

     - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     -    Payments described in section 6049(b)(5) to non-resident aliens.
     -    Payments on tax-free covenant bonds under section 1451.
     -    Payments made by certain foreign organizations
     -    Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041 A(a), 6045, and 6050A. PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the number for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an underpayment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR-- Social Security numbers have nine digits separated by two hyphens: e.g. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g. 00-0000000. The table below will help determine the number to give the Payor.

                                             GIVE THE
                                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                    NUMBER

1.  For an individual account              The individual

2.  Two or more individuals                The actual owner of  the account or,
        (joint account)                    if combined funds, any one of the
                                           individuals(1)

3.  Husband and wife (joint                The actual owner of the account or,
    account)                               if joint funds, either person(1)

4.  Custodian account of a minor           The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint account)        The adult or, if the minor is the
                                           only contributor, the minor(1)

6.  Account in the name of                 The ward, minor, or incompetent
    guardian or committee for a            person(3)
    designated ward, minor, or
    incompetent person

7.  a. The usual revocable                 The grantor-trustee(1)
       savings trust account
       (grantor is also trustee )

    b. So-called trust account             The actual owner(1)
       that is not a legal or valid
       trust under State law

8.  Sole proprietorship account            The owner(4)

9.  A valid trust, estate, or              The legal entity (Do not furnish the
                                           identifying number of the personal
                                           representative or trustee unless the
                                           legal entity itself is not designated
                                           in the account title)(5)

10. Corporate account                      The corporation

11. Religious, charitable, or              The organization
    educational organization
    account

12. Partnership account held in            The partnership
    the name of the business

13. Association, club, or other            The organization
    tax-exempt organization

14. A broker or registered nominee         The broker or nominee

15. Account with the Department of         The public safety
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments

(1)  List first and circle the name of the person whose number you furnish.
(2)  Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish the ward's, minor's or incompetent person's social security number.
(4)  Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.